AIM GLOBAL REAL ESTATE FUND                                        SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 1/31/2010
FILE NUMBER :      811-05686
SERIES NO.:        12

72DD.                        1 Total income dividends for which record date passed during the period. (000's Omitted)

                               Class A                   $  5,901

                             2 Dividends for a second class of open-end company shares (000's
                               Omitted)

                               Class B                   $    334
                               Class C                   $    849
                               Class R                   $    220
                               Class Y                   $  3,115
                               Institutional Class       $  3,791

73A.                           Payments per share outstanding during the entire current period:
                               (form nnn.nnnn)

                             1 Dividends from net investment income

                               Class A                     0.2301

                             2 Dividends for a second class of open-end company shares (form
                               nnn.nnnn)

                               Class B                     0.1967
                               Class C                     0.1967
                               Class R                     0.2190
                               Class Y                     0.2414
                               Institutional Class         0.2520

74U.                         1 Number of shares outstanding (000's Omitted)

                               Class A                     26,181

                             2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)

                               Class B                      1,670
                               Class C                      4,323
                               Class R                      1,010
                               Class Y                     13,621
                               Institutional Class         19,177

74V.                         1 Net asset value per share (to nearest cent)

                               Class A                   $   8.73

                             2 Net asset value per share of a second class of open-end company shares (to nearest cent)

                               Class B                   $   8.72
                               Class C                   $   8.72
                               Class R                   $   8.73
                               Class Y                   $   8.74
                               Institutional Class       $   8.72